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                                                                     Exhibit 2.3

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger, dated as of March 19, 2002 (the "Effective Date"), is entered into by and among WWC Acquisition, Inc., a Texas corporation, ("WWCA") and E-Home.com, Inc., d/b/a the Company, a Texas corporation (the "Company"). Wireless WebConnect!, Inc., a Delaware corporation and the parent company of WWCA ("WWC") and the undersigned shareholders of the Company (the "Shareholders"), are a party to this Agreement for the limited purposes set forth herein.

                                    RECITALS

         WHEREAS, the board of directors of WWCA, WWC and the Company have adopted this Agreement and Plan of Merger, providing for the merger of WWCA with and into the Company (the "Merger") under the Texas Business Corporation Act (the "TBCA") in accordance with the provisions of this Agreement and have recommended the Merger to their respective shareholders and members for approval; and

         WHEREAS, the Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined below).

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement:

         "Agreement" means this agreement, as it may be amended or modified and in effect from time to time.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Closing" is defined in Section 6.1.

         "Closing Date" is defined in Section 6.1.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Company" is defined in the preamble to this Agreement.

         "Constituent Corporations" means WWCA and the Company.

         "Default" means an event described in Article VII.

         "Effective Date" is defined in the preamble to this Agreement.

         "Effective Time" means the time at which the Articles of Merger are filed with the Secretary of State of the State of Texas, in accordance with the TBCA.


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         "Environmental Law" means any applicable Federal, state, foreign or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity, (a) relating to the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, release or disposal of Hazardous Substances, in each case as now in effect, but excluding in any case the Occupational Safety & Health Act and any other applicable law regulating workplace health or safety.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Taxes" means, in the case of a Person, taxes duties, levies, imports, deductions, charges or withholdings imposed on its overall net income, and franchise, privilege and similar taxes imposed on it, by (a) the jurisdiction under the laws of which that Person is incorporated or organized or resides, (b) the jurisdiction in which that Person's principal executive office is located, or (c) any other jurisdiction in which that Person is doing business or has been subject to tax.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied in a consistent manner.

         "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including, without limitation, petroleum products or fractions or derivatives thereof, or any substance containing any such substance as a component.

         "HomeMark Common Stock" means shares of the Company's common stock, $.01 par value per share which are not classified as Series B Common Stock under the Company's Articles of Incorporation, as amended.

         "HomeMark Preferred Stock" means shares of the Company's preferred stock, $.01 par value per share.

         "HomeMark Series B Common Stock" means shares of the Company's common stock, $.01 par value per share which are classified as Series B Common Stock under the Company's Articles of Incorporation, as amended.

         "HomeMark Stock" means the HomeMark Common Stock, the HomeMark Series B Common Stock and the HomeMark Preferred Stock.


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         "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (f) capitalized lease obligations and (g) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

         "Material Adverse Effect" means, with respect to a Person, a material adverse effect on (i) the business, Property, condition (financial or otherwise), or results of operations of the Person taken as a whole, (ii) the ability of the Person to perform its obligations under this Agreement, or (iii) the validity or enforceability of this Agreement or the rights or remedies of hereunder.

         "Merger" is defined in the Recitals to this Agreement.

         "Permitted Liens" means those Liens described in Section 7.1(h).

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.


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         "Shareholders" is defined in the preamble to this Agreement.

         "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

         "Substantial Portion" means, with respect to the Property of the Company, Property which (a) represents more than 10% of the consolidated assets of the Company as would be shown in the consolidated financial statements of the Company as at the beginning of the twelve-month period ending with the month in which such determination is made, or (b) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Company as reflected in the financial statements referred to in clause (a) above.

         "Surviving Company" is defined in Section 2.1.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "TBCA" is defined in the Recitals to this Agreement.

         "WWC" is defined in the preamble to this Agreement.

         "WWC Common Stock" means the common stock, $.01 par value per share, of WWC.

         "WWC Preferred Stock" means the preferred stock, $.01 par value per share, of WWC.

         "WWC Series B Preferred Stock" means the Series B Convertible Preferred stock, $.01 par value per share, of WWC and containing the rights and preferences set forth in Certificate of the Designations, Preferences, Rights and Limitations of the Series B Preferred Stock of WWC, a copy of which is attached hereto as EXHIBIT A.

         "WWC Stock" means the WWC Common Stock and WWC Preferred Stock.

         "WWCA" is defined in the preamble to this Agreement.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II
                                   THE MERGER

         2.1 THE MERGER. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, at the Effective Time, WWCA will be merged


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with and into the Company in accordance with this Agreement, and the separate existence of WWCA shall cease, and the Company shall continue as the surviving corporation. The Company as it exists from and after the Effective Time, is sometimes referred to hereinafter as the "Surviving Company."

         2.2 EFFECT OF THE MERGER. Upon the effectiveness of the Merger, the Surviving Company shall possess all the rights, privileges, immunities and franchises, as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, including subscriptions to shares, and all other things in action and all and every other interest, of or belonging to each of the Constituent Corporations, shall be vested in the Surviving Company without further act or deed and without any transfer or assignment having occurred; and all property, rights, privileges, immunities and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Company as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Company, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it; and all other effects of the Merger specified in the TBCA shall result therefrom.

         2.3 CONSUMMATION OF THE MERGER. As soon as practicable after the satisfaction or waiver of the conditions to this Agreement, the parties hereto will cause the Merger to be consummated by filing with the appropriate agency of the State of and Texas properly executed Articles of Merger, substantially in the form attached as EXHIBIT B, incorporating, to the extent required by the laws of the State of Texas, this Agreement.

         2.4 ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS. The Articles of Incorporation of Surviving Company from and after the Effective Time shall be the Articles of Incorporation of the Company in effect immediately prior to the Effective Time, continuing until thereafter amended in accordance with the provisions therein and as provided by the TBCA. The Bylaws of the Surviving Company from and after the Effective Time shall be the Bylaws of the Company as in effect immediately prior to the Effective Time, continuing until thereafter amended in accordance with their terms and the Articles of Incorporation of the surviving Corporation and as provided by the TBCA. The initial directors of the Surviving Company shall the directors of the Company immediately prior to the Effective Time, until their successors are elected and qualified, and the initial officers of the Surviving Company shall be shall the officers of the Company immediately prior to the Effective Time, until their successors are duly elected and qualified.

         2.5 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of WWCA, the Company or any holder of any shares of capital stock of the Company:

                  (a) Each share of HomeMark Stock that is held in the treasury of the Company or any of its subsidiaries or owned of record by WWCA or WWC or any of their subsidiaries shall be


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canceled and retired and no capital stock of the Surviving Company, cash or other consideration shall be paid or delivered in exchange therefore.

                  (b) Each share of WWC Common Stock that is owned of record by the Company or any of its subsidiaries shall be canceled and retired and no capital stock of the Surviving Company, cash or other consideration shall be paid or delivered in exchange therefore.

                  (c) Each remaining outstanding share of HomeMark Common Stock and HomeMark Series B Common Stock shall be converted into the right to receive a proportionate share (based solely on the number of shares of HomeMark Stock without regard to designation) of an aggregate of 176,000 shares of duly authorized, validly issued, fully paid and non-assessable shares of WWC Series B Preferred Stock, without interest. The shares of WWC Series B Preferred Stock shall be allocated among the Shareholders as provided in EXHIBIT C attached hereto.

                  (d) MERGER PAYMENT PROCEDURE. As soon as practicable after the Effective Time, the Surviving Company will distribute to holders of record of HomeMark Stock so converted, upon surrender to the Surviving Company of one or more certificates for such shares of HomeMark Stock for cancellation, a certificate representing the proportionate share of WWC Series B Preferred Stock due as a result of the Merger. In no event shall the holder of any surrendered certificates for shares of HomeMark Stock be entitled to receive interest on account of any shares of WWC Series B Preferred Stock due as a result of the Merger.

         2.6 CLOSING OF THE COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of HomeMark Stock shall thereafter be made.

         2.7 REORGANIZATION UNDER SECTION 368(a) OF THE CODE. The parties intend that the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code and this Agreement are to be interpreted to that effect. Each party agrees to render to the other parties reasonable assistance to preserve that tax treatment,, however, no representation is made by any party hereto as to whether the transactions contemplated hereby will so qualify.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to WWCA and WWC that the statements contained in this Article III are true and correct, except as set forth in the Schedules delivered by the Company to the Company concurrently herewith and which are attached hereto.

         3.1 ORGANIZATION. The Company is in the case of a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Except as set forth on Schedule 3.1, the Company (a) is qualified or licensed in all jurisdictions where such qualification or license is required to own and operate its properties and conduct its business in the manner and at the places presently conducted; (b) holds all franchises, grants, licenses, certificates, permits, consents and orders, all of which are valid and in full force and effect, from all applicable United States and foreign regulatory authorities necessary to own and operate its properties and to conduct its business in the manner and at the places presently conducted; and (c) has full power and authority (corporate and other) to own, lease and operate its respective properties and assets and to carry on its business


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as presently conducted and as proposed to be conducted, except, in each case, where the failure to be so qualified or licensed or to hold such franchises, grants, licenses, certificates, permits, consents and orders or to have such power and authority would not, when taken together with all other such failures, reasonably be expected to have a Material Adverse Effect with respect to the Company. Except as set forth on Schedule 3.1, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         3.2      CAPITAL STRUCTURE.

                  (a) As of the Effective Date, the authorized capital stock of the Company consists of (i) 400,000,000 shares of common stock, $.01 per share, which consists of 375,000,000 shares of HomeMark Common Stock and 25,000,000 shares of HomeMark Series B Common Stock, and (ii) 25,000,000 shares of HomeMark Preferred Stock. As of the Effective Date, (i) 138,367,810 shares of HomeMark Common Stock, 25,000,000 shares of HomeMark Series B Common Stock and no shares of HomeMark Preferred Stock were issued and outstanding, (ii) no options or warrants for shares of HomeMark Stock were issued and outstanding; and (iii) no shares of HomeMark Stock were held in the treasury of the Company. All the outstanding shares of HomeMark Stock are duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible or exchangeable into securities having such rights) ("the Company Voting Debt") of the Company issued and outstanding. Except as set forth in Schedule 3.2, there are no equity interests of the Company authorized, issued or outstanding and there are no existing (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to the issued or unissued equity interests of the Company, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any equity interest or the Company Voting Debt of, or other equity interest in, the Company, (ii) securities convertible into or exchangeable for such equity interests or (iii) obligations of the Company to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, convertible security, agreement, arrangement or commitment.

                  (b) Except as set forth in SCHEDULE 3.2, there are no voting trusts, proxies, shareholders agreements or other agreements or understandings to which the Company is a party with respect to the voting or transfer of the equity interests or capital stock of the Company. Except as set forth in SCHEDULE 3.2, the Company is not a party to any agreement or obligation, contingent or otherwise, to redeem, repurchase or otherwise acquire or retire any equity interests of the Company, whether as a result of the transactions contemplated by this Agreement or otherwise.

                  (c) the Company has not (i) made or agreed to make any split of its equity interests or dividend, or issued or permitted to be issued any equity interests, or securities exercisable for or convertible into equity interests, of the Company, (ii), repurchased, redeemed or otherwise acquired any equity or membership interests of the Company, or (iii) declared, set aside, made or paid any dividends or other distributions on the outstanding equity interests of the Company.

         3.3 AUTHORIZATION AND VALIDITY. The Company has the power and authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement, the performance of its obligations hereunder have


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been duly authorized by proper corporate or other proceedings, and this
Agreement constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         3.4 NO CONFLICT; CONSENT. Neither the execution and delivery by the Company of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company, or (b) the Company's articles of incorporation or by-laws, or (c) except as set forth on SCHEDULE 3.4, the provisions of any indenture, instrument or agreement to which the Company is a party or is subject, or by which it, or its respective Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property the Company pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Company is required to be obtained by the Company in connection with the execution and delivery of this Agreement, or the legality, validity, binding effect or enforceability of any of this Agreement. Except as set forth in SCHEDULE 3.4, no consent, approval or authorization of, or notice to, any other person or entity, including, without limitation, parties to loans, contracts, leases or other agreements, is required in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by it of the transactions contemplated hereby.

         3.5      COMPANY FINANCIAL STATEMENTS.

                  (a) The Company has delivered to WWCA and WWC a complete and correct copy of the Company's unaudited financial statements for the one-year period ended December 31, 2001 (the "the Company Financial Statements"), as prepared by Robert Nunez, the Company's accountant. The Company Financial Statements have been prepared on a consistent basis during the relevant periods (except as may be disclosed in the notes thereto), and present fairly the financial position and results of operations and changes in cash flows of the Company as of the respective dates or for the respective periods reflected therein.

                  (b) The Company has no assets or liabilities, contracts or claims, of any nature that are not reported on their balance sheets or income statements, other than for Taxes not yet due.

                  (c) The Company does not have any liabilities, debts, claims or obligations of any nature (whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due), and there is no existing condition or set of circumstances which would reasonably be expected, individually or in the aggregate, to result in such a liability, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2001, none of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

         3.6 MATERIAL ADVERSE CHANGE. Except as set forth on SCHEDULE 3.6, since December 31, 2001 there has been no change in the business, Property, condition (financial or otherwise) or results


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of operations of the Company which could reasonably be expected to have a
Material Adverse Effect with respect to the Company.

         3.7 TAXES. Except as set forth on SCHEDULE 3.7, the Company has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided on the Company Financial Statements and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company in respect of any taxes or other governmental charges are adequate. The Company is taxable as a "C" corporation for federal income tax purposes.

         3.8 LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to best knowledge of any of its officers, threatened against or affecting the Company which could reasonably be expected to have a Material Adverse Effect with respect to the Company. Other than any liability incident to any litigation, arbitration or proceeding that could not reasonably be expected to have a Material Adverse Effect with respect to the Company, to the best of the Company's knowledge, the Company has no material contingent obligations not provided for or disclosed in the Company Financial Statements.

         3.9 MATERIAL AGREEMENTS. SCHEDULE 3.9 lists all material agreements, contracts, leases, licenses and other instruments to which the Company is a party. Except as set forth on SCHEDULE 3.9, the Company is not party to any agreement containing any provision or covenant limiting in any material respect the ability of the Company to (a) sell any products or services of or to any other person, (b) engage in any line of business in any geographical area or (c) compete with or obtain products or services from any person or limiting the ability of any person to provide products or services to the Company. All contracts, agreements, leases, licenses and other instruments referred to in the Schedules hereto are valid and in full force and effect, and true copies thereof have been heretofore delivered to the Company .

         3.10 COMPLIANCE WITH LAWS. The Company has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect with respect to the Company.

         3.11     OWNERSHIP OF PROPERTIES.

                  (a) SCHEDULE 3.11 contains a list of all material real estate owned and leased by the Company. The Company has valid leasehold interests in all material real estate leased by it. The current use of such material owned and leased real estate by the Company does not violate in any material respect the certificate of occupancy thereof or any material local zoning or similar land use or government regulations.

                  (b) The Company has the right to use all material assets (other than the real property which is represented and warranted in paragraph
(a) above) shown on the Company


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Financial Statements as presently used in the Company's business. To the best knowledge of the Company, there is no material defect in the normal operating condition and repair of the equipment owned or leased by the Company, other than ordinary wear and tear in the normal course of business.

         3.12 INTELLECTUAL PROPERTY; LICENSES. The Company possesses all proprietary rights necessary to conduct their business and operations as heretofore conducted or as proposed to be conducted by it. All proprietary rights registered in the name of the Company and applications therefore filed by the Company are listed on SCHEDULE 3.12. No event has occurred that permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing, which taken in isolation or when considered with all other such revocations or terminations could have a Material Adverse Effect with respect to the Company. The Company does not have any notice or knowledge of any facts or any past, present or threatened occurrence that could preclude or impair the Company's ability to retain or obtain any authorization necessary for the operation of its business.

         3.13 ENVIRONMENTAL LAWS. Except as disclosed in SCHEDULE 3.13: (a) the Company has complied with, and is currently in compliance with, all applicable Environmental Laws; (b) to the best of the Company's knowledge, the properties presently or formerly owned or operated by the Company (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) (the "Real Properties") to the best of the Company's knowledge do not contain any Hazardous Substance, other than, to the best knowledge of the Company, as would not require investigation or remediation under applicable Environmental Law (provided, however, that with respect to Real Properties formerly owned or operated by the Company, such representation is limited to the period prior to the disposition of such Real Properties by the Company); (c) the Company has not received any notices, demand letters or requests for information from any governmental entity or any third party alleging that the Company is in violation of, or liable under, any Environmental Law and none of the Company or the Real Properties are subject to any court order, administrative order or decree arising under any Environmental Law, and
(d) no Hazardous Substance has been disposed of, transferred, released or transported from any of the Real Properties during the time such Real Property was owned or operated by the Company in violation of applicable Environmental Law or, to the best knowledge of the Company, to a site that is listed or proposed for listing on the National Priorities List or the CERCLIS List compiled pursuant to the federal Comprehensive Environmental Response, Compensation and Liability Act or to a site that is listed or proposed for listing pursuant to a state environmental remediation statute or that otherwise requires remediation under such laws.

         3.14 LABOR AND EMPLOYMENT MATTERS. Except to the extent set forth in SCHEDULE 3.14: (a) there is no material labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the best knowledge of the Company, threatened, against or affecting the Company, and since inception there has not been any such action; (b) no union claims to represent the employees of the Company; (c) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company; (d) none of the employees of the Company is represented by any labor organization and the Company does not have any knowledge of any material current union organizing activities among the employees of the Company, nor does any question concerning representation exist concerning such employees; (e) there are no material


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written personnel policies, rules or procedures generally applicable to the employees of the Company, other than those set forth in Schedule 3.14, true and correct copies of which have heretofore been delivered or made available or will be made available to the Company; (f) the Company is, and has at all times been, in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and the Company is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (g) there is no unfair labor practice charge or complaint against the Company pending or, to the best knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency; (h) there is no material grievance arising out of any collective bargaining agreement or other grievance procedure against the Company pending or, to the best knowledge of the Company, threatened; (i) to the best knowledge of the Company, no material charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other federal, state, local or foreign agency responsible for the prevention of unlawful employment practices; (j) the Company has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company and, to the best knowledge of the Company, no such investigation is in progress; and (k) there are no material complaints, lawsuits or other proceedings pending or, to the best knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship.

         3.15 EMPLOYEE PLANS. Except as set forth in SCHEDULE 3.15, the Company does not have any employee benefit, savings, or retirement plans or agreements.

         3.16 INSURANCE. Listed on SCHEDULE 3.16 are all policies of insurance, other than title insurance policies, relating to the business and properties of the Company held by or on behalf of the Company and each outstanding claim thereunder in excess of $10,000. All such policies of insurance are in full force and effect, and no notice of cancellation has been received or, to the best of the Company's knowledge, has been sent by the insurance carrier thereof. In the reasonable judgment of the Company, the policies are in amounts which are adequate in relation to the business and properties of the Company, and all premiums to date have been paid in full.

         3.17 BUSINESS RELATIONS. The Company does not know or have any reason to believe that any specific customer, client, or supplier of the Company will cease or otherwise refuse to do business with the Company as a result of the transactions contemplated hereby in the same manner as such business was previously conducted with the Company. The Company has not received any notice of any disruption (including delayed deliveries or allocations by suppliers) in the availability of the materials or products used by the Company nor is the Company aware of any facts which could lead it to believe that the business of the Company will be subject to any such material disruption. This Section 3.17 does not constitute a warranty by the Company of the number of customers, clients or suppliers, or the size of the subscription base that will be maintained by the Company following the Closing.

         3.18 ACCOUNTS RECEIVABLE. Except as listed on SCHEDULE 3.18, (a) all of the Company's accounts receivable are free and clear of any security interests, liens, encumbrances, or other charges; (b) to the best of the Company's knowledge, none of the accounts receivable are subject to any offset or claims of offset, other than normal credits and returns in the ordinary course of business; and (c) none of the obligors of the accounts receivable have given notice that they will or may refuse to pay the full amount thereof or any portion thereof.

         3.19 BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged the Company or any of its officers, directors or agents, or the Shareholders with respect to the transactions contemplated by this Agreement.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Each Shareholder, as to itself, represents and warrants to WWCA and WWC that the following are true and correct as of the date hereof

         4.1      AUTHORIZATION AND VALIDITY.

                  (a) Such Shareholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All necessary action required to have been taken by or on behalf of such Shareholder by applicable law or otherwise to authorize (i) the approval, execution and delivery on its behalf of this Agreement, and (ii) its performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby have been taken. This Agreement constitutes such Shareholder's valid and binding agreement, enforceable against such Shareholder in accordance with its terms, except (A) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfer, and (B) for the limitations imposed by general principles of equity.

                  (b) Except as set forth on SCHEDULE 4.1, such Shareholder owns, beneficially and of record, good and marketable title to the HomeMark Stock listed opposite its name on EXHIBIT C, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options, voting agreements, Shareholders' agreements or restrictions.

         4.2 NO CONFLICT; CONSENT. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby or thereby will not (a) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any lien, third party right of termination, cancellation, material modification or acceleration under any agreement, understanding or undertaking to which such Shareholder is a party or by which it is bound, or (b) constitute a violation of any law, rule or regulation to which such Shareholder is subject. Neither the execution and delivery by such Shareholder of this Agreement nor the consummation by such Shareholder of the transactions contemplated hereby will require such Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or give any notification to, any governmental or regulatory authority, any lender or lessor or any other person or entity.

         4.3      STATUS OF SHAREHOLDER.

                  (a) Such Shareholder is knowledgeable in making investments and is able to bear the economic risk of loss of its investment in WWC. Except as provided on SCHEDULE 4.3 attached hereto, such Shareholder is an "accredited investor", as that term is defined in Rule 501(a) of Regulation D under the Securities Act. Such Shareholder is acting on its own behalf in connection with the investigation and examination of WWC and its decision to execute this Agreement and all related documents, instruments and agreements. Such Shareholder is receiving shares of WWC Series B Preferred Stock in the Merger for its own account, and not with a view of distribution. Such Shareholder acknowledges that the WWC Series B Preferred Stock will be unregistered and may not be sold or transferred in the absence of registration under the Securities Act and applicable state securities laws, unless an exemption exists therefore, and WWC has no obligation to effect such a registration.

                  (b) Such Shareholder acknowledges WWC has made all documents pertaining to the transactions contemplated herein, in the Exhibits and Schedules attached hereto and as filed with the Securities and Exchange Commission available to such Shareholder and/or such Shareholder's representative and has allowed such Shareholder and/or its representative an opportunity to ask questions and receive answers thereto and to verify and clarify any information contained in such documents. Such Shareholder has relied upon advice of its representative and/or independent investigation made by such Shareholder and/or such Shareholder's representative, and acknowledges that no representations or agreements other than those set forth in this Agreement have been made to such Shareholder in respect thereto. For any Shareholder who is not an accredited investor, such Shareholder, by reason of its business or financial experience and/or that of its representative who is unaffiliated with WWC and who is not compensated by WWC or any affiliate of WWC, such Shareholder has the capacity to protect such Shareholder's own interest in connection with the transactions contemplated by this Agreement and the issuance of WWC Series B Preferred Stock to such Shareholder with respect to the transactions contemplated herein. Such Shareholder expressly acknowledges and confirms that such Shareholder has evaluated and understands the risks and terms of investing in the securities of WWC to be issued to such Shareholder pursuant to this Agreement, and/or such Shareholder and its representative have, such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that such Shareholder is, or they are, capable of evaluating the merits and risks of an investment in the WWC Series B Preferred Stock to be issued to such Shareholder in connection with the transactions contemplated herein.

         4.4 BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged such Shareholder with respect to the transactions contemplated by this Agreement.

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF WWCA AND WWC

         WWCA and WWC jointly and severally represent and warrant to the Company and the Shareholders that the statements contained in the Article IV are true and correct, except as set forth in the Schedules delivered by WWCA and WWC to the Company concurrently herewith.

         5.1 ORGANIZATION. Each of WWCA and WWC is a corporation, duly organized, validly existing and in good standing under the laws of the State of its organization. Each of WWCA and WWC (a) is qualified or licensed in all jurisdictions where such qualification or license is required to own and operate its properties and conduct its business in the manner and at the places presently conducted; (b) holds all franchises, grants, licenses, certificates, permits, consents and orders, all of which are valid and in full force and effect, from all applicable United States and foreign regulatory authorities necessary to own and operate its properties and to conduct its business in the manner and at the places presently conducted; and (c) has full power and authority (corporate and other) to own, lease and operate its respective properties and assets and to carry on its business as presently conducted and as proposed to be conducted, except, in each case, where the failure to be so qualified or licensed or to hold such franchises, grants, licenses, certificates, permits, consents and orders or to have such power and authority would not, when taken together with all other such failures, reasonably be expected to have a Material Adverse Effect with respect to WWCA or WWC, as the case may be. Except as set forth in Schedule 5.1 and for WWC's ownership of the equity interest in WWCA, neither WWCA nor WWC directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         5.2      CAPITAL STRUCTURE.

                  (a) As of the Effective Date, the authorized capital stock of WWC consists of 60,000,000 shares of WWC Common Stock and 1,000,000 shares of WWC Preferred Stock. As of the Effective Date, (i) 35,386,459 shares of WWC Common Stock and no shares of WWC Preferred Stock were issued and outstanding, (ii) 1,578,616 options or warrants for shares of WWC Common Stock were issued and outstanding; (iii) 74,908 shares of WWC Common Stock were held in the treasury of WWC. All the outstanding shares of WWC Stock are duly authorized, validly issued, fully paid and non-assessable. Except as set forth on SCHEDULE 5.2, there are no bonds, debentures, notes or other indebtedness having voting rights (or convertible or exchangeable into securities having such rights) ("WWC Voting Debt") of WWC issued and outstanding. Except as set forth above, there are no equity interests of WWC authorized, issued or outstanding and there are no existing (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to the issued or unissued equity interests of WWC, obligating WWC to issue, transfer or sell or cause to be issued, transferred or sold any equity interest or WWC Voting Debt of, or other equity interest in, WWC, (ii) securities convertible into or exchangeable for such equity interests or (iii) obligations of WWC to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, convertible security, agreement, arrangement or commitment.

                  (b) Except as set forth in SCHEDULE 5.2, there are no voting trusts, proxies, shareholders agreements or other agreements or understandings to which WWC is a party with respect to the voting or transfer of the equity interests or capital stock of WWC. Except as set forth in SCHEDULE 5.2, WWC is not a party to any agreement or obligation, contingent or otherwise, to redeem, repurchase or otherwise acquire or retire any equity interests of WWC, whether as a result of the transactions contemplated by this Agreement or otherwise.

                  (c) WWC has not (i) made or agreed to make any split of its equity interests or dividend, or issued or permitted to be issued any equity interests, or securities exercisable for or convertible into equity interests, of WWC, (ii), repurchased, redeemed or otherwise acquired any equity or membership interests of WWC, or (iii) declared, set aside, made or paid any dividends or other distributions on the outstanding equity interests of WWC.

         5.3 AUTHORIZATION AND VALIDITY. Each of WWCA and WWC has the corporate power and authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by each of WWCA and WWC of this Agreement and the performance of their respective obligations hereunder have been duly authorized by proper corporate and other proceedings, and this Agreement constitutes the legal, valid and binding obligation of each of WWCA and WWC enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.4 NO CONFLICT; CONSENT. Neither the execution and delivery by WWCA and WWC of this Agreement, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on WWCA or WWC, or (b) WWCA or WWC's articles or certificate of incorporation or organization, or by-laws or operating agreement, or (c) the provisions of any indenture, instrument or agreement to which either WWCA or WWC is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of WWCA or WWC pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by WWCA or WWC is required to be obtained by WWCA or WWC in connection with the execution and delivery of this Agreement, or the legality, validity, binding effect or enforceability of any of this Agreement. Except as set forth in SCHEDULE 5.4, no consent, approval or authorization of, or notice to, any other person or entity, including, without limitation, parties to loans, contracts, leases or other agreements, is required in connection with the execution, delivery and performance of this Agreement by WWCA or WWC or the consummation by it of the transactions contemplated hereby.

         5.5      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) WWC has filed all forms, reports, statements, schedules, registration statements and other documents required to be filed with the SEC since January 1, 2000 (the "WWC SEC Documents"), each of which complied in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. No Subsidiary of the Company is required to file any form, report, statement, schedule, registration statement or other document with the SEC. No WWC SEC Document, when filed (or, if amended or superseded by a filing prior to the Closing Date, on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Each of the audited and unaudited consolidated financial statements of WWC (including any related notes thereto) included in the WWC SEC Documents (the "WWC Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP"), applied on a consistent basis during the relevant periods (except as may be disclosed in the notes thereto), and present fairly the consolidated financial position and consolidated results of operations and changes in cash flows of WWC and its Subsidiaries as of the respective dates or for the respective periods reflected therein, except, in the case of the unaudited interim financial statements, for normal and recurring year-end adjustments that are not material.

                  (c) Except as set forth on SCHEDULE 5.5(c) and on the consolidated balance sheet of WWC and its Subsidiaries as of September 30, 2001 included in the WWC SEC Documents, or in the notes thereto, neither WWC nor any of its Subsidiaries has any liabilities, debts, claims or obligations of any nature (whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due), and there is no existing condition or set of circumstances which would reasonably be expected, individually or in the aggregate, to result in such a liability, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 30, 2001, none of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to WWC.

                  (d) Prior to the Effective Date, WWCA had no operations, assets or liabilities.

         5.6 Except as set forth on SCHEDULE 5.6, WWC has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by WWC, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided on the WWC Financial Statements and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of WWC in respect of any taxes or other governmental charges are adequate. WWC is taxable as a "C" corporation for federal income tax purposes.

         5.7 LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to best knowledge of any of its officers, threatened against or affecting WWC which could reasonably be expected to have a Material Adverse Effect with respect to WWC. Other than any liability incident to any litigation, arbitration or proceeding that could not reasonably be expected to have a Material Adverse Effect with respect to WWC, to the best of WWC's knowledge, WWC has no material contingent obligations not provided for or disclosed in the WWC Financial Statements.

         5.8 MATERIAL AGREEMENTS. SCHEDULE 5.8 lists all material agreements, contracts, leases, licenses and other instruments to which WWC is a party. Except as set forth on Schedule 5.8, WWC is not party to any agreement containing any provision or covenant limiting in any material respect the ability of WWC to (a) sell any products or services of or to any other person, (b) engage in any line of business in any geographical area or (c) compete with or obtain products or services from any person or limiting the ability of any person to provide products or services to WWC. All contracts, agreements, leases, licenses and other instruments referred to in the Schedules hereto are valid and in full force and effect, and true copies thereof have been heretofore delivered to WWC .

         5.9 COMPLIANCE WITH LAWS. WWC has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect with respect to WWC.

         5.10     OWNERSHIP OF PROPERTIES.

                  (a) SCHEDULE 5.10 contains a list of all material real estate owned and leased by WWC. WWC has valid leasehold interests in all material real estate leased by it. The current use of such material owned and leased real estate by WWC does not violate in any material respect the certificate of occupancy thereof or any material local zoning or similar land use or government regulations.

                  (b) WWC has the right to use all material assets (other than the real property which is represented and warranted in paragraph (a) above) shown on the WWC Financial Statements as presently used in WWC's business. To the best knowledge of WWC, there is no material defect in the normal operating condition and repair of the equipment owned or leased by the WWC, other than ordinary wear and tear in the normal course of business.

         5.11 INTELLECTUAL PROPERTY; LICENSES. WWC possesses all proprietary rights necessary to conduct their business and operations as heretofore conducted or as proposed to be conducted by it. All proprietary rights registered in the name of WWC and applications therefor filed by WWC are listed on SCHEDULE 5.11. No event has occurred that permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing, which taken in isolation or when considered with all other such revocations or terminations could have a Material Adverse Effect with respect to WWC. WWC does not have any notice or knowledge of any facts or any past, present or threatened occurrence that could preclude or impair WWC's ability to retain or obtain any authorization necessary for the operation of its business.

         5.12 ENVIRONMENTAL LAWS. Except as disclosed in SCHEDULE 5.12: (a) WWC has complied with, and is currently in compliance with, all applicable Environmental Laws; (b) to the best of WWC's knowledge, the properties presently or formerly owned or operated by WWC (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) (the "Real Properties") to the best of WWC's knowledge do not contain any Hazardous Substance, other than, to the best knowledge of WWC, as would not require investigation or remediation under applicable Environmental Law (provided, however, that with respect to Real Properties formerly owned or operated by WWC, such representation is limited to the period prior to the disposition of such Real Properties by WWC); (c) WWC has not received any notices, demand letters or requests for information from any governmental entity or any third party alleging that WWC is in violation of, or liable under, any Environmental Law and none of WWC or the Real

Properties are subject to any court order, administrative order or decree arising under any Environmental Law, and (d) no Hazardous Substance has been disposed of, transferred, released or transported from any of the Real Properties during the time such Real Property was owned or operated by WWC in violation of applicable Environmental Law or, to the best knowledge of WWC, to a site that is listed or proposed for listing on the National Priorities List or the CERCLIS List compiled pursuant to the federal Comprehensive Environmental Response, Compensation and Liability Act or to a site that is listed or proposed for listing pursuant to a state environmental remediation statute or that otherwise requires remediation under such laws.

         5.13 LABOR AND EMPLOYMENT MATTERS. Except to the extent set forth in SCHEDULE 5.13: (a) there is no material labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the best knowledge of WWC, threatened, against or affecting WWC, and since inception there has not been any such action; (b) no union claims to represent the employees of WWC; (c) WWC is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of WWC; (d) none of the employees of WWC is represented by any labor organization and WWC does not have any knowledge of any material current union organizing activities among the employees of WWC, nor does any question concerning representation exist concerning such employees; (e) there are no material written personnel policies, rules or procedures generally applicable to the employees of WWC, other than those set forth in SCHEDULE 5.13, true and correct copies of which have heretofore been delivered or made available or will be made available to WWC;
(f) WWC is, and has at all times been, in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and WWC is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation;
(g) there is no unfair labor practice charge or complaint against WWC pending or, to the best knowledge of WWC, threatened before the National Labor Relations Board or any similar state or foreign agency; (h) there is no material grievance arising out of any collective bargaining agreement or other grievance procedure against WWC pending or, to the best knowledge of WWC, threatened; (i) to the best knowledge of WWC, no material charges with respect to or relating to WWC are pending before the Equal Employment Opportunity Commission or any other federal, state, local or foreign agency responsible for the prevention of unlawful employment practices; (j) WWC has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to WWC and, to the best knowledge of WWC, no such investigation is in progress; and (k) there are no material complaints, lawsuits or other proceedings pending or, to the best knowledge of WWC, threatened in any forum by or on behalf of any present or former employee of WWC, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship.

         5.14 INSURANCE. Listed on SCHEDULE 5.14 are all policies of insurance, other than title insurance policies, relating to the business and properties of WWC held by or on behalf of WWC and each outstanding claim thereunder in excess of $10,000. All such policies of insurance are in full force and effect, and no notice of cancellation has been received or, to the best of WWC's knowledge, has been sent by the insurance carrier thereof. In the reasonable judgment of WWC, the policies are in amounts which are adequate in relation to the business and properties of WWC, and all premiums to date have been paid in full.

         5.15 BUSINESS RELATIONS. WWC does not know or have any reason to believe that any specific customer, client, or supplier of WWC will cease or otherwise refuse to do business with WWC as a result of the transactions contemplated hereby in the same manner as such business was previously conducted with WWC. WWC has not received any notice of any disruption (including delayed deliveries or allocations by suppliers) in the availability of the materials or products used by WWC nor is WWC aware of any facts which could lead it to believe that the business of WWC will be subject to any such material disruption. This Section 5.15 does not constitute a warranty by WWC of the number of customers, clients or suppliers, or the size of the subscription base that will be maintained by WWC following the Closing.

         5.16 ISSUANCE OF WWC SERIES B PREFERRED STOCK. The shares of WWC Series B Preferred Stock to be delivered to the Shareholders hereunder have been duly and validly authorized and when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of any statutory preemptive rights, or any other preemptive right, co-sale right, right of first refusal or other similar right.

         5.17 USE OF ASSETS. After the consummation of the transactions described herein, WWC intends to cause HomeMark to continue to use substantially all of its operating assets and has no present intention to dispose of the operating assets other than in the ordinary course of business.

         5.18 INFORMATION FURNISHED TO WWCA AND WWC. WWCA and WWC have been provided with, and are familiar with, the financial and other information regarding the business and operations of the Company, including, but not limited to, the Company Financial Statements that WWCA and WWC deem necessary for evaluating the merits and risks of the transactions contemplated by this Agreement. WWCA and WWC are knowledgeable and experienced in financial and business matters and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement.

         5.19 BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by WWCA or WWC or any of its officers, directors or agents with respect to the transactions contemplated by this Agreement.

                                   ARTICLE VI
                                     CLOSING

         6.1 CLOSING. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of Jackson Walker, LLP, 2435 N. Central Expressway, Suite 600, Richardson, 75080 on or before April 30, 2002, or such other date as mutually agreed to by the parties (the "Closing Date")

         6.2 WWCA AND WWC CONDITIONS. The obligation of WWCA and WWC to consummate the transactions contemplated under this Agreement is subject to the satisfaction, prior to or at the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company and the Shareholders contained in
Article III shall be true and correct in all material respects and the covenants and agreements set forth in Section 7.1 shall have been complied with at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

                  (b) DUE DILIGENCE. WWCA and WWC shall have completed a financial, technical and legal audit of the books and records of the Company, and shall be satisfied, in their sole and exclusive discretion, that the assets, liabilities, obligations, revenues, projections, vendor relations, customer base, business operations and tax liabilities of the Company are as represented.

                  (c) CONSENTS. WWCA and WWC shall have received any approvals and consents required under its loan agreements, leases, and indentures, shareholders agreements or other debt documents or contracts necessary to consummate the transactions contemplated herein, including without limitation, those set forth on SCHEDULE 5.4.

                  (d) BANCA DEL GOTTARDO TRANSACTION. WWC shall have entered into a definitive transaction agreement with Banca del Gottardo ("BdG") pursuant to which BdG agrees to convert all warrants to purchase shares of WWC Common Stock held of record by BdG, and all principal and accrued and unpaid interest under that certain 7% Convertible Subordinated Note, due June 11, 2004, made by WWC, as amended and extended, into an aggregate of 24,000 shares of WWC Series B Preferred Stock.

                  (e) NO INJUNCTIONS. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction prohibiting or imposing any condition on the consummation of any of the transactions contemplated hereby.

         6.3 THE COMPANY AND THE SHAREHOLDERS CONDITIONS. The obligation of the Company and the Shareholders to consummate the transactions contemplated under this Agreement is subject to the satisfaction, prior to or at the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of WWCA and WWC contained in Article IV hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

                  (b) DUE DILIGENCE. The Company and the Shareholders shall have completed a financial, technical and legal audit of the books and records of WWC, and shall be satisfied, in its sole and exclusive discretion, that the assets, liabilities, obligations, revenues, projections, vendor relations, customer base, business operations and tax liabilities of WWC are as represented.

                  (c) CONSENTS. The Company shall have received any approvals and consents required under their respective loan agreements, leases, and indentures, shareholders agreements or other debt documents or contracts necessary to consummate the transactions contemplated herein, including, without limitation, those set forth on SCHEDULE 3.4.

                  (d) NO INJUNCTIONS. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction prohibiting or imposing any condition on the consummation of any of the transactions contemplated hereby.

         6.4      CLOSING DELIVERABLES.

                  (a) At the Closing, the Company will have delivered or caused to be delivered to the Company all of the following in form and substance satisfactory to the Company:

                           (i) a certificate of the secretary or assistant secretary of the Company, certifying (A) as to the names and true signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered by the Company hereunder, (B) that a true, correct and complete copy of the articles of organization of the Company is attached, and (C) that a true, correct and complete copy of the operating agreement of the Company is attached;

                           (ii) copies of the resolutions unanimously and duly adopted by the Company's board of directors authorizing the execution, delivery and performance by the Company of this Agreement, and the consummation of all of the other transactions hereunder, certified as of the Closing Date by the secretary or assistant secretary of the Company;

                           (iii) a certificate dated as of the Closing Date from an officer of the Company stating that the conditions specified in Section 6.2 have been fully satisfied or waived by WWCA and WWC; and

                           (iv)     a certificate of existence from the
                                    Secretary of State of the State of Texas, each of a recent date, with respect to the Company.

                  (b) At the Closing, WWCA and WWC will have delivered or caused to be delivered to the Company of the following in form and substance satisfactory to the Company:

                           (i) a certificate of the secretary or assistant secretary of each of WWCA and WWC, certifying (A) as to the names and true signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered by the Company hereunder, (B) that a true, correct and complete copy of the articles of incorporation of the Company is attached, and (C) that a true, correct and complete copy of the bylaws of the Company is attached;

                           (ii) copies of the resolutions unanimously and duly adopted by the board of directors of each of WWCA and WWC authorizing the execution, delivery and performance by WWCA and WWC of this Agreement, and the consummation of all of the other transactions hereunder, certified as of the Closing Date by the secretary or assistant secretary of WWCA and WWC, as appropriate;

                           (iii) a certificate dated as of the Closing Date from an officer of each of WWCA and WWC stating that the conditions specified in
                                    Section 6.3 have been fully satisfied or waived by the Company; and

                           (iv) a certificate of existence and good standing from the Secretaries of State of the State of Texas and the State of Delaware as of a recent date with respect to each of WWCA and WWC, as appropriate.

                                   ARTICLE VII
                                OTHER AGREEMENTS

         7.1 COVENANTS OF THE COMPANY. After the Effective Date and until the earlier of (a) the Closing Date or (b) the expiration or termination of this Agreement, unless WWC shall otherwise consent in writing:

                  (a) CONDUCT OF BUSINESS. The Company will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Without limiting the generality of the foregoing, without the prior written of WCCA and WCC, the Company will not, and will not permit any of its Subsidiaries to:

                           (i) take any action to change its board of directors or executive management;

                           (ii) declare, pay or set aside for payment any dividend or other distribution payable in cash, membership interests, stock, property or otherwise in respect of its equity ownership; or directly or indirectly redeem, purchase, repurchase (except as required to consummate the transactions contemplated herein) or otherwise acquire any HomeMark Stock or any securities or obligations convertible into or exchangeable for any shares of HomeMark Stock, as the case may be;

                           (iii) incur or assume any debt or issue any debt securities, except under its existing lines of credit, but not exceeding the current credit limit under such lines of credit, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, (C) make any loans or advances to any person, other than with respect to extensions of credit to their respective customers in the ordinary course of business consistent with past practice, or (D) mortgage or pledge any of its assets, tangible or intangible, or create any material Lien thereupon;

                           (iv) enter into any new lines of business or otherwise make material changes to the operation of its business;

                           (v) sell (whether by merger, consolidation or otherwise), lease, encumber, transfer or dispose of any material assets, or enter into any material commitment or transaction outside the ordinary course of business consistent with past practices; or

                           (vi) take any action or agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any representation or warranty in Article III hereof materially untrue or incorrect.

                  (b) TAXES. The Company will timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside on the Company Financial Statements.

                  (c) COMPLIANCE WITH LAWS. The Company will, and will ensure that its Subsidiaries, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

                  (d) MAINTENANCE OF PROPERTIES. The Company will, and will ensure that its Subsidiaries, do all things necessary to maintain, preserve, protect and keep their respective Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

                  (e) MERGER. Except as contemplated by this Agreement, the Company will not, and will not permit any of its Subsidiaries to, merge or consolidate with or into any other Person.

                  (f) SALE OF ASSETS. The Company will not, and will not permit any of its Subsidiaries to, lease, sell or otherwise dispose of its Property to any other Person, except:

                           (i) sales of inventory in the ordinary course of business;

                           (ii) leases, sales or other dispositions of its Property that, together with all other Property of the Company (or its Subsidiaries) previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Company, as the case may be;

                           (iii) any transfer of an interest in accounts or notes receivable on a limited recourse basis, provided that such transfer qualifies as a sale and that the amount of such financing does not exceed $5,000 at any one time outstanding.

                  (g) INVESTMENTS AND ACQUISITIONS. The Company will not, and will not permit any of its Subsidiaries to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any acquisition of any Person, except existing Investments or existing agreements to make Investments in Subsidiaries.

                  (h) LIENS. The Company will not, and will not permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Subsidiaries, as the case may be, except:

                           (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                           (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                           (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; and

                           (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiary, as the case may be.

                  (i) DILUTION OF OWNERSHIP. The Company will not, and will not permit any of its Subsidiaries to, consent to or approve of the issuance of
(a) any equity interest or securities, (b) any instrument convertible voluntarily by the Company or its Subsidiary, as the case may be, or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such interest or securities, or (c) any warrants, options, contracts or other commitments entitling any third party to purchase or otherwise acquire any such interests or securities.

         7.2      Covenants of the Shareholders.

                  (a) NONCOMPETITION. Until the third anniversary of the Effective Time, each of the Shareholders agrees that it will not directly or indirectly, whether through a subsidiary or affiliate, officer, director, or shareholder, without the prior express written consent of the Company:

                           (i)      engage, as an officer, director,
                                    shareholder, owner, partner, joint venturer, investor, agent, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in the business of developing, marketing and maintaining real estate related consumer and realtor oriented applications and services on the Internet, including, but not limited to, auctions, electronic commerce, advertising and promotional services or conducting the same or similar business of the Company in the United States (the "Territory");

                           (ii) call upon any person who is, at that time, within the Territory, an employee of the Company or any of its affiliates, in a managerial capacity, for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or any of its affiliates;

                           (iii) call upon any person or entity which is, at that time, or which has been, within one year prior to that time, a customer of the Company or any of its affiliates within the Territory, for the purpose of engaging in business of developing, marketing and maintaining real estate related consumer and realtor oriented applications and services on the Internet including, but not limited to, auctions, electronic commerce, advertising and promotional services within the Territory;

                           (iv) call upon any prospective the Company acquisition candidate located within the Territory, on its own behalf or on behalf of any competitor of the Company or any of its affiliates, which candidate was either called upon by the Company or for which the Company made an acquisition or financing analysis for itself or any of the Company's affiliates;

                           (v) disclose the identity of the investors, partners, and customers of the Company or any of its affiliates within the Territory, whether in existence or proposed, to any person, firm, partnership, corporation or other entity whatsoever, for any reason or purpose whatsoever; or

                           (vi) promote or assist, financially or otherwise (including, without limitation, lending money, guaranteeing loans or otherwise providing financial assurance in any way), any person, firm, partnership, corporation or other entity whatsoever to do any of the above.

         Notwithstanding the above, the foregoing covenants shall not be deemed to prohibit a Shareholder from acquiring as an investment of not more than one percent (1%) of the capital stock of a competing business, the stock of which is traded on a national securities exchange or over-the-counter.

         For the purpose of this Agreement, "affiliates" shall mean as to any person or entity, a person or entity controlling, controlled by, or under the common control of, a party.

                  (b) CONFIDENTIAL INFORMATION. Each Shareholder acknowledges that it has heretofore had access to Confidential Information (as hereinafter defined) of the Company ("Company Information") and may hereafter have access to Confidential Information of the Company and its affiliates. Accordingly, the Shareholders each agree not to, at any time during the period beginning with Effective Time and until the third anniversary of the Effective time, directly or indirectly, use for their own account, disclose to any person or reveal, divulge, disclose or communicate to any person, firm or corporation, other than officers, directors and employees of the Company, in any manner whatsoever, Company Information. The Shareholders each agree to deliver to the Company, at any time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) embodying Company Information which it may then possess or have under its control. As used herein, "Confidential Information" of an entity or person means information of any kind, nature or description which is disclosed to or otherwise known to the Shareholders as a direct or indirect consequence of their ownership interests in or employment and/or other association (whether past or future) with such entity or person, which information is not published or generally known in the businesses in which such entity or person is engaged, including, without limitation, information concerning products, production and distribution methods or procedures, goods, services, business methods or procedures, financial affairs, business plans, vendors, vendor requirements, customers, customer requirements and production or marketing methods or plans.

                  (c) PROXY. Each Shareholder hereby appoints John McDonald, Jr., Richard Dahlson and William O. Hunt, and each of them, as such Shareholder's proxy with full power of substitution for and in the name, place and steady of such Shareholder, to vote and act upon the following matters with respect to all of the shares of WWC Series B Preferred Stock received by such Shareholder hereunder, or with respect to which such Shareholder is entitled to vote and act, at WWC's 2002 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournment thereof:

                           (i) in favor of the establishment of a staggered board of directors upon such terms that the board of directors of WWC recommends to the stockholders;

                           (ii) in favor of a change in the name of WWC to such name as recommended by the board of directors to the stockholders;

                           (iii)    to elect as members of the board of
                                    directors the slate of directors nominated and approved by the board of directors, for such term of office as recommended by the board of directors; and

                           (iv)     in favor of an amendment to WWC's
                                    certificate of incorporation to provide that directors may only be removed (A) for cause, or (B) upon the unanimous decision of the other members of the board of directors, and that such provision may only be thereafter amended by the affirmative vote of at least eighty percent (80%) of the shares of WWC's capital stock outstanding and entitled to vote on such matter.

The proxy granted under this Section 7.2(c) is a material inducement to WWCA and WWC to enter into this Agreement and such proxy is coupled with an interest and is irrevocable.

                  (d) PROHIBITION AGAINST TAKING OTHER ACTIONS. Each of the Shareholders hereby agrees not to vote the shares of WWC Series B Preferred Stock received by such Shareholder hereunder, or consent with respect thereto, in any manner prior to the Annual Meeting for the purpose of electing, removing or terminating or affirming the election, removal or termination of any director of WWC.

                  (e) EQUITABLE AND OTHER RELIEF. In the event of a breach or threatened breach by a Shareholder of the provisions of Section 7.2(a), (b),
(c) or (d) the Shareholders each acknowledge and agree that such a breach or threatened breach will cause irreparable injury to the Company for which an adequate remedy is not available at law. Therefore, the parties agree that the Company shall be entitled, without the posting of any bond, to an injunction restraining a Shareholder, in whole or in part, from such breach or threatened breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other available remedies, for such breach or threatened breach at law or in equity, including the recovery of damages from the Shareholder. The Shareholders each acknowledge that the possible restrictions on its activities which may occur as a result of the performance of its obligations under Sections 7.2(a) and (b) are reasonably required for the protection of the Company and its investments. The Shareholders each agree that in the event of any violation of any of the provisions of this Agreement by it, the Company, in addition to such other rights and remedies as it may have at law or in equity, shall be entitled to an injunction to be issued by a court of competent jurisdiction restraining and prohibiting such Shareholder from committing or continuing any violation of such provisions.

         7.3 COVENANTS OF WWC. At and subsequent to the Effective Time, WWC hereby guarantees the payment obligations of the Company under those certain Employment Agreements between the Company and Tony Isbell and the Company and Michael Keracher to be entered into in connection with that certain Agreement and Plan of Merger dated as of February 25, 2002, among the Company, AMS Acquisition, L.L.C, a Texas limited liability company, Accelerated Marketing Services, Inc., an Alabama corporation, AMS Auctions.com, L.L.C, an Alabama limited liability company and Tony Isbell and Michael Keracher (the "AMS Acquisition Agreement").

                                  ARTICLE VIII
          LIMITATION ON TRANSFER OF WWC SERIES B PREFERRED COMMON STOCK

         8.1 RESTRICTION ON TRANSFER. The shares of WWC Series B Preferred Stock to be issued to the Shareholders in the Merger will not be registered under the Securities Act on the Closing Date and may not be transferred, sold or otherwise disposed of by the Shareholders except pursuant to an effective registration statement under the Securities Act or in accordance with an exemption from the registration requirements of the Securities Act.

         8.2 RESTRICTIVE LEGEND. Each certificate representing shares of WWC Series B Preferred Stock issued by WWC to the Shareholders in accordance with Section 2.2 shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE APPLICABLE SECURITIES AND EXCHANGE COMMISSION RULES AND REGULATIONS.

         8.3 REMOVAL OF RESTRICTIVE LEGEND. WWC agrees to remove such legend (or any relevant portion thereof), by prompt delivery of substitute certificates upon the request of the holder if at such time such legend (or portion thereof) is no longer required for purposes of, or applicable pursuant to, the prior provisions of this Section 8.2.

                                   ARTICLE IX
                              DEFAULT; TERMINATION

         9.1 EVENTS OF DEFAULT. An Event of Default shall mean the occurrence of one or more of the following described events:

                  (a) The Company shall default under any agreement under which any Indebtedness in an aggregate principal amount of $50,000, or more is created in a manner entitling the holder of such Indebtedness to accelerate the maturity of such Indebtedness, and such default shall not be remedied to the Company's reasonable satisfaction for a period of thirty (30) days from the earlier of (i) written notice from the Company of such default or (ii) actual knowledge of the Company of such default; any representation or warranty herein made by the Company, or any certificate or financial statement furnished pursuant to the provisions hereto shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished;

                  (b) The Company shall default in the performance of any other covenant, condition or provision of this Agreement and such default shall not be remedied to the WWC's reasonable satisfaction within of thirty (30) days from the earlier of (i) written notice from the Company of such default or (ii) actual knowledge by the Company of such default;

                  (c) A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, "trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or for the winding-up or liquidation of their affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days;

                  (d) The Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of their property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay their debts as they become due, or shall take any action in furtherance of any of the foregoing; and

                  (e) A final judgment which, with other undischarged final judgments against any the Company, exceeds an aggregate of $50,000, shall have been entered against the Company, as the case may be, if, within thirty (30) days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged.

         9.2 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby abandoned, prior to the Closing as follows:

                  (a) by WWCA, WWC and the Company by mutual written consent;

                  (b)      by WWCA or WWC in the event any of the conditions in
Section 6.2 have not been satisfied on or before December 31, 2002, through no fault of the Company;

                  (c)      by the Company in the event any of the conditions in
Section 6.3 have not been satisfied on or before December 31, 2002, through no fault of WWCA or WWC;

                  (d) by either WWCA or WWC upon the occurance of an Event of Default; or

                  (e) by the Company on the other hand, if WWCA or WWC breaches any material obligation hereunder, and the breach has not been cured within thirty (30) days of WWC's receipt of a written notice from the Company which specifies the breach.

         9.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Sections 9.2(a), (b) or (c) all rights and obligations of the parties hereunder shall terminate without liability of any party to any other party. If, however, this Agreement is terminated under any other provision of
Section 9.2, such termination shall be without prejudice to any and all claims, rights and remedies that the parties may have against each other.

                                    ARTICLE X
                               GENERAL PROVISIONS

         10.1 HEADINGS. Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

         10.2 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement embodies the entire agreement and understanding among WWCA, WWCA, the Company and the Shareholders and supersede all prior agreements and understandings among such parties relating to the subject matter thereof. This Agreement may not be assigned without the prior written consent of the other parties.

         10.3 BENEFITS OF THIS AGREEMENT. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         10.4 AMENDMENT. No amendment or modification to this Agreement shall be effective, unless in writing and signed by all the parties.

         10.5 SEVERABILITY. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

         10.6 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party at
(a) its address or facsimile number set forth on the signature pages hereof or
(b) such other address or facsimile number as such party may hereafter specify. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mail, certified or registered with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section.

         10.7 DISPUTE RESOLUTION. ANY AND ALL DISPUTES, CONTROVERSIES AND CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT THE DEBENTURES OR CONCERNING THE RESPECTIVE RIGHTS OR OBLIGATIONS OF THE PARTIES HERETO SHALL BE SETTLED AND DETERMINED BY ARBITRATION BEFORE A PANEL OF ONE (1) ARBITRATOR PURSUANT TO THE COMMERCIAL RULES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION, WITH SUCH ARBITRATION TAKING PLACE IN DALLAS, TEXAS. EACH PARTY SHALL HAVE NO LONGER THAN THREE (3) CALENDAR DAYS TO PRESENT ITS POSITION. JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT HAVING JURISDICTION (AS LIMITED BY THE VENUE PROVISIONS OF SECTION 10.9, BELOW) OR APPLICATION MAY BE MADE TO SUCH COURT FOR A JUDICIAL ACCEPTANCE OF THE AWARD AND AN ORDER OF ENFORCEMENT. THE PARTIES AGREE THAT THE ARBITRATORS SHALL HAVE THE POWER TO AWARD DAMAGES, INJUNCTIVE RELIEF AND REASONABLE ATTORNEYS' FEES AND EXPENSES TO ANY PARTY IN SUCH ARBITRATION.

         10.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CHOICE OF LAWS PROVISIONS.

         10.9 VENUE. SUBJECT TO SECTION 10.7, THE EXCLUSIVE JURISDICTION FOR ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE IN THE STATE AND FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS AND EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

         10.10 WAIVER OF JURY TRIAL. WWCA, WCC, THE COMPANY AND THE SHAREHOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE DEBENTURES OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         10.11 COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement may be executed and delivered by facsimile copy. In the event that this Agreement is executed and delivered by facsimile copy, an original hard copy shall be delivered to the parties within 48 hours.

         IN WITNESS WHEREOF, WWCA, WWC, the Company and the Shareholders have executed this Agreement as of the date first above written.

                                  E-HOME.COM, INC.


                                  By:  /s/ John J. McDonald, Jr.
                                  Title: President
                                  Address:         15800 Dooley Road,  Suite 170
                                                   Addison, Texas 75001
                                  Attention:       _____________________________
                                  Telephone:       (972) 386-5800
                                  Fax:             (972) 386-5805

                                  WWC ACQUISITION, INC.


                                  By:  /s/ John J. McDonald, Jr.
                                  Title: President
                                  Address: c/o      2435 N. Central Expressway,
                                                   Suite 600
                                                   Richardson, Texas 75080
                                  Attention:       Richard Dahlson, Secretary
                                  Telephone:       (972) 744-2996
                                  Fax:             (972) 744-2990

                                  WIRELESS WEBCONNECT!, INC.


                                  By:  /s/ John J. McDonald, Jr.
                                  Title: President
                                  Address: c/o     2435 N. Central Expressway,
                                                   Suite 600
                                                   Richardson, Texas 75080
                                  Attention:       Richard Dahlson, Secretary
                                  Telephone:       (972) 744-2996
                                  Fax:             (972) 744-2990

                                  SHAREHOLDERS:

                                  [See attached signature pages]

                                SIGNATURE PAGE OF
                                   SHAREHOLDER
                         TO AGREEMENT AND PLAN OF MERGER

         This Signature Page to that certain Agreement and Plan of Merger, dated as provided therein, by and among Wireless WebConnect!, Inc., WWCA Acquisition, Inc., E-Home.com, Inc., and the shareholders of E-Home.com, Inc. (the "Merger Agreement"), is hereby executed by the undersigned, as a Shareholder (as defined therein), as of the date of the Merger Agreement.

                                        In an individual:



                                        ________________________________________
                                           Printed Name:________________________

                                        If a legal entity:

                                        ________________________________________


                                        By:_____________________________________
                                           Printed Name:________________________

                                    EXHIBIT A


                            CERTIFICATE OF AMENDMENT

                                    EXHIBIT B


                               ARTICLES OF MERGER
                                       OF

                              WWC ACQUISITION, INC.
                              (A TEXAS CORPORATION)

                                       AND

                                E-HOME.COM, INC.
                              (A TEXAS CORPORATION)

To the Secretary of State

State of Texas

Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act (the "TBCA"), E-Home.com, Inc., a Texas corporation ( the "Company"), and WWC Acquisition, Inc., a Texas corporation (the "WWCA", and together with the Company, the "Constituent Corporations"), do hereby submit the following Articles of Merger.

         1. The names and addresses of the constituent corporations participating in the merger and the State under which they are incorporated are as follows:

                NAME:                                 STATE OF INCORPORATION:
                E-Home.com, Inc.                      Texas
                15800 Dooley Road,
                Suite 170
                Addison, Texas 75001
                WWC Acquisition, Inc.                 Texas
                c/o 2435 N. Central Expressway,
                Suite 600
                Richardson, Texas 75080

         2. The terms and conditions of the Agreement and Plan of Merger, dated _____, 2002 (the "Plan of Merger") whereby WWC Acquisition, Inc. will merge with and into E-Home.com, Inc. are annexed hereto as EXHIBIT A and made a part hereof. The Plan of Merger was duly approved and adopted in accordance with
Article 5.03 of the TBCA.

         3. Article ___ of the Articles of Incorporation of E-Home.com,, Inc., shall be amended in their entirety to read as follows:

                                [Change of Name]

Except as set forth above, the Articles of Incorporation and Bylaws of E-Home.com, Inc., in effective immediately prior to the merger, shall be in full force and effect and remain unchanged by the merger.

         4. A fully executed Plan of Merger is on file at the principal place of business of E-Home.com, Inc. at 15800 Dooley Road, Suite 170, Addison, Texas 75001; and a copy of the Plan of Merger will be furnished upon written request and without cost, to any shareholder of each corporation that is a party to or created by the Plan of Merger and to any creditor or obligee of the parties of the merger at the time of the merger if such obligation is then outstanding.

         5. As to each corporation the approval of whose shareholders is required, the number of shares outstanding and voted for and against the Plan of Merger. No shares either of the constituent corporations are entitled to vote on the Plan of Merger as a class.

                            Number of Shares              Number of         Number of
                            Outstanding and               Shares Voted      Shares Voted
Name:                       Entitled to Vote:             For the Plan:     Against the Plan:
-----                       -----------------             -------------     -----------------

E-Home.com, Inc.            141,367,810 Common             141,367,810             -0-
                            25,000,000 Series B Common      25,000,000             -0-
WWC Acquisition, Inc.              1,000 Common                  1,000             -0-

         6. With respect to each of the constituent corporations, the Plan of Merger and the performance of its terms were duly authorized by all action required by the TBCA and by their respective constituent documents.

         IN WITNESS WHEREOF, the undersigned have caused these Articles of Merger to be executed by an authorized officer on the ___ day of ________, 2002.

                                  WWC ACQUISITION, INC.,
                                  a Texas corporation


                                  By: __________________________________________
                                  Title: _______________________________________

                                  E-HOME.COM, INC.,
                                  a Texas corporation


                                  By: __________________________________________
                                  Title: _______________________________________

                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                                    EXHIBIT C

                                  SHAREHOLDERS

       SHAREHOLDER                           COMMON                  CLASS B                  PREFERRED
                                            AUTHORIZED              AUTHORIZED               AUTHORIZED
                                           375,000,000              25,000,000               50,000,000
                                           -----------              ----------               ----------
                                          Voting 1 to 1           Voting 10 to 1            Undesignated

                                              ISSUED                  ISSUED                   ISSUED
       Joseph Kingdom                       80,000,000              25,000,000                    0
       Company, Ltd.

       Joseph Bennitt Harker                10,000,000                  0                         0

       Klotz Investment
       Limited                              5,000,000                   0                         0

       Hydeman Family
       Partners, Ltd.                        400,000                    0                         0

       American Heritage
       Investments, L.L.C.                  6,872,953                   0                         0

       Stewart Information
       Services Corporation                 36,000,000                  0                         0

       Tony Isbell*                         1,560,000

       Michael Keracher*                    1,440,000

       Morgan Stanley
       Dean Witter Custodian
       For Julian M. Dwyer                    20,000                    0                         0

       Wysong Wysong
       Insurance & Risk Mgmt.                 12,000                    0                         0

       Julian M. Dwyer                        40,000                    0                         0

       Colleen M. Dwyer                       20,000                    0                         0


                                      C-1

       Tyler Curiel and
       Ruth Berggren                          2,857                     0                         0
                                        -------------------   -----------------------  ------------------------
                                           141,367,810              25,000,000                    0


_________* To be acquired under the AMS Acquisition Agreement.





                                       2